Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JULY 31, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$11,072
Cash equivalents held in trust	18,902
Total investments held in trust	29,974
Cash and cash equivalents	395
Fixed-maturity securities, at fair value	1,700
Accrued investment income	104
Prepaid expenses	8
Premiums receivable	194
Total assets	$32,375

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$214
Unearned premiums	34
Accrued ceding commission expense	29
Other liabilities	124
Total liabilities	401
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Accumulated deficit	(37,906)
Total stockholder’s equity	31,974
Total liabilities and stockholder’s equity	$32,375

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JULY 31, 2017

(in thousands)

Revenues:
Premiums earned	$123
Net investment income	36
Total revenues	159
Expenses:
Underwriting expense	15
General and administrative expenses	121
Total expenses	136
Income before federal income taxes	23
Federal income tax expense	—
Net income	$23